Exhibit 99.1

GameStop Reports Third Quarter Fiscal 2019 Results and Updates Fiscal 2019 Guidance

Repurchased 22.6 Million Shares for $115.7 Million During the Quarter, Underscoring
Commitment to Returning Capital to Shareholders

Grapevine, Texas (December 10, 2019)—GameStop Corp. (NYSE: GME), today reported sales, earnings and share repurchase activity for the third quarter ended November 2, 2019, and issued updated guidance for fiscal 2019.

George Sherman, GameStop’s chief executive officer said, “Our third quarter results continue to reflect the prevailing industry trends, most notably the unprecedented decline in new hardware sales seen across the market as the current generation of gaming consoles reach the end of their lifecycle and consumers delay their spending in anticipation of new hardware releases. With console makers set to introduce new and innovative gaming consoles late next year, we anticipate this trend to continue until the fourth quarter of 2020. Despite the current top-line trends, we are pleased with the continued strong progress that we are making against our strategic initiatives as we transform GameStop for the future. We remain on track to achieve our $200 million annualized operating profit improvement goal, by 2021 and we believe our strategic initiatives will enable to us to achieve our long-term growth and profit objectives as we fully leverage our unique leadership position and brand in the video game space.”

Mr. Sherman continued, “Since July, we have repurchased more than one-third of our outstanding shares, underscoring our continued conviction in the long-term value proposition of GameStop, our ability to execute on our strategic initiatives and deliver positive cash flows, as well as our commitment of returning capital to shareholders.”

Third Quarter Results
GameStop’s third quarter total global sales decreased 25.7% (24.7% in constant currency) to $1.4 billion, driven by a consolidated comparable store sales decrease of 23.2%.

•New hardware sales decreased 45.8%, reflecting anticipated next generation console launches in 2020.
•New software sales decreased 32.6%, with growth in Nintendo Switch software titles more than offset by weaker title launches across other consoles in the quarter compared to last year.
•Accessories sales decreased 13.4%.
•Pre-owned sales declined 13.3% with declines in hardware and software.
•Collectibles sales increased 4.3%, with continued growth in both domestic and international stores.

GameStop’s third quarter GAAP net loss was ($83.4) million, or ($1.02) per diluted share, compared to net loss of ($488.6) million, or ($4.78) per diluted share, in the prior-year quarter, which included the Spring Mobile business. Third quarter fiscal 2019 results include charges of $43.0 million, or $0.52 per diluted share, which included non-cash asset impairment charges, tax adjustments, transformation costs and other items. Third quarter fiscal 2018 results included non-operating, non-cash intangible asset impairment charges of $587.5 million, primarily related to goodwill.

Excluding the $43.0 million of impairment charges and other items, GameStop's adjusted net loss from continuing operations for the third quarter was ($40.2) million or ($0.49) per diluted share, compared to net income from continuing operations of $50.0 million, or $0.49 per diluted share, in the prior-year quarter.

A reconciliation of non-GAAP results, including adjusted net income (loss) from continuing operations and adjusted operating earnings from continuing operations, to its most directly comparable GAAP financial measure is included with this release (Schedule III).

Capital Allocation Update
During the quarter, the company repurchased 22.6 million shares of its common stock, for $115.7 million, or an average price of $5.11 per share, bringing the year-to-date repurchase activity to $178.6 million for 34.6 million shares, or 34% of the shares outstanding, at an average price of $5.14 per share. As of the end of the fiscal third quarter, the company had 67.8 million shares outstanding. The company remains committed to opportunistically returning excess capital to shareholders as it continues to execute on its strategic initiatives to position the Company for the long term.

As previously disclosed, during fiscal 2019, the company has reduced its outstanding debt by $401.7 million and has $419.4 million of long-term debt remaining on the balance sheet at quarter end.

2019 Outlook
The company is providing the following updated guidance for full fiscal year 2019:

Comparable Store Sales	A decline in the high-teens
Adjusted (Non-GAAP) Earnings Per Share (diluted)*	$0.10 to $0.20
Capital Expenditures	$80 million to $85 million
*A reconciliation of non-GAAP forward-looking projections to GAAP financial measures is not available as the nature or amount of potential adjustments, which may be significant, cannot be determined at this time.
Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for December 10, 2019 at 5:00 p.m. ET to discuss the company’s financial results. The phone number for the call is 866-575-6539 and the confirmation code is 5258686. This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates over 5,600 stores across 14 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company's consumer product network also includes www.gamestop.com and Game Informer® magazine, the world's leading print and digital video game publication.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.
Non-GAAP Financial Measures and Other Metrics
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP financial measures, such as adjusted operating earnings (loss), adjusted net income (loss), adjusted earnings per share, adjusted income tax rate and constant currency. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance across reporting periods by excluding items we do not believe are indicative of our core business or affect comparability. Adjusted operating earnings (loss), adjusted net income (loss), adjusted earnings per share and adjusted income tax rate exclude the effect of items such as goodwill and asset impairments, store closure costs, severance, non-operating tax charges, as well as acquisition and divestiture costs, and transformation costs. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Accordingly, we believe that our presentation of amounts on a constant currency basis is useful to investors because it enables them to better understand the changes in our business that are not related to currency movements. Our definition and calculation of non-GAAP financial measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results. Additionally, GameStop uses “digital receipts” as an operating metric and defines it as the retail value paid by the customer for digital content sold individually or bundled with non-digital products and sales of subscriptions to our Game Informer magazine in digital form. The vast majority of our digital receipts come from digital products that are sold individually rather than bundled with other products. Under GAAP, we recognize the sale of these digital products on a net basis, whereby the commissions earned are recorded to revenue rather than the full retail price paid by the customer. We believe this operating metric is useful in understanding the size and performance of our digital business in comparison to measures of the overall digital industry revenues and our other video game product categories.
Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s expectations for fiscal 2019, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding targeted and expected benefits of our transformation, capital allocation, profit improvement and cost-savings initiatives, and expected fiscal 2019 results, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of pursuit of operating, strategic, financial and structural initiatives, including the Reboot strategic plan; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand, including due to supply chain disruptions on account of trade restrictions, political instability, labor disturbances and product recalls; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to assess and implement technologies in support of our omnichannel capabilities; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executives and other key personnel and our ability to attract and retain qualified employees in all areas of the organization; changes in consumer preferences and economic conditions; increased operating costs, including wages; disruptions to our information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2019. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks ended November 2, 2019	13 weeks ended November 3, 2018
Net sales	$1,438.5	$1,935.4
Cost of sales	997.4	1,377.2
Gross profit	441.1	558.2
Selling, general and administrative expenses	451.8	463.6
Depreciation and amortization	23.6	25.0
Goodwill impairments	—	557.3
Asset impairments	11.3	30.2
Operating loss	(45.6)	(517.9)
Interest expense, net	6.0	13.0
Loss from continuing operations before income taxes	(51.6)	(530.9)
Income tax expense (benefit)	31.6	(24.0)
Net loss from continuing operations	(83.2)	(506.9)
(Loss) income from discontinued operations, net of tax	(0.2)	18.3
Net loss	$(83.4)	$(488.6)

Basic (loss) earnings per share:
Continuing operations	$(1.01)	$(4.96)
Discontinued operations	—	0.18
Basic loss per share	$(1.02)	$(4.78)

Diluted (loss) earnings per share:
Continuing operations	$(1.01)	$(4.96)
Discontinued operations	—	0.18
Diluted loss per share	$(1.02)	$(4.78)

Dividends per common share	$—	$0.38

Weighted-average common shares outstanding:
Basic	82.1	102.2
Diluted	82.1	102.2

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	69.3	71.2
Gross profit	30.7	28.8
Selling, general and administrative expenses	31.4	23.9
Depreciation and amortization	1.6	1.3
Goodwill impairments	—	28.8
Asset impairments	0.8	1.6
Operating loss	(3.1)	(26.8)
Interest expense, net	0.5	0.6
Loss from continuing operations before income taxes	(3.6)	(27.4)
Income tax expense (benefit)	2.2	(1.2)
Net loss from continuing operations	(5.8)	(26.2)
(Loss) income from discontinued operations, net of tax	—	1.0
Net loss	(5.8)%	(25.2)%

	39 weeks ended November 2, 2019	39 weeks ended November 3, 2018
Net sales	$4,271.9	$5,222.3
Cost of sales	2,960.5	3,663.0
Gross profit	1,311.4	1,559.3
Selling, general and administrative expenses	1,341.7	1,361.2
Depreciation and amortization	69.3	80.5
Goodwill impairments	363.9	557.3
Asset impairments	11.3	30.2
Operating loss	(474.8)	(469.9)
Interest expense, net	20.7	40.6
Loss from continuing operations before income taxes	(495.5)	(510.5)
Income tax (benefit) expense	(6.2)	15.8
Net loss from continuing operations	(489.3)	(526.3)
(Loss) income from discontinued operations, net of tax	(2.6)	41.0
Net loss	$(491.9)	$(485.3)

Basic (loss) earnings per share:
Continuing operations	$(5.16)	$(5.16)
Discontinued operations	(0.03)	0.40
Basic loss per share	$(5.19)	$(4.76)

Diluted (loss) earnings per share:
Continuing operations	$(5.16)	$(5.16)
Discontinued operations	(0.03)	0.40
Diluted loss per share	$(5.19)	$(4.76)

Dividends per common share	$0.38	$1.14

Weighted-average common shares outstanding:
Basic	94.8	102.0
Diluted	94.8	102.0

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	69.3	70.1
Gross profit	30.7	29.9
Selling, general and administrative expenses	31.4	26.1
Depreciation and amortization	1.6	1.5
Goodwill impairments	8.5	10.7
Asset impairments	0.3	0.6
Operating loss	(11.1)	(9.0)
Interest expense, net	0.5	0.8
Loss from continuing operations before income taxes	(11.6)	(9.8)
Income tax (benefit) expense	(0.2)	0.3
Net loss from continuing operations	(11.4)	(10.1)
(Loss) income from discontinued operations, net of tax	(0.1)	0.8
Net loss	(11.5)%	(9.3)%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	November 2, 2019	November 3, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$290.3	$448.6
Receivables, net	145.7	152.3
Merchandise inventories, net	1,286.7	1,881.5
Prepaid expenses and other current assets	127.6	149.0
Assets held for sale	12.8	631.6
Total current assets	1,863.1	3,263.0
Property and equipment, net	287.1	323.9
Operating lease right-of-use assets	758.1	—
Deferred income taxes	157.8	189.0
Goodwill	—	777.0
Other noncurrent assets	79.5	103.8
Total assets	$3,145.6	$4,656.7

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$709.9	$1,452.8
Accrued and other current liabilities	625.1	700.8
Current portion of operating lease liabilities	238.5	—
Current portion of debt, net	—	348.8
Liabilities held for sale	—	54.3
Total current liabilities	1,573.5	2,556.7
Deferred income taxes	0.1	0.1
Long-term debt, net	419.4	471.2
Operating lease liabilities	516.5	—
Other long-term liabilities	19.0	63.6
Total liabilities	2,528.5	3,091.6
Total stockholders’ equity	617.1	1,565.1
Total liabilities and stockholders’ equity	$3,145.6	$4,656.7

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	November 2, 2019		November 3, 2018
	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

New video game hardware (1)	$189.0	13.1%	$349.0	18.0%
New video game software	485.9	33.8%	720.7	37.2%
Pre-owned and value video game products	344.2	23.9%	396.9	20.5%
Video game accessories	156.5	10.9%	180.8	9.3%
Digital	37.0	2.6%	45.4	2.3%
Collectibles	161.2	11.2%	154.6	8.0%
Other (2)	64.7	4.5%	88.0	4.7%

Total	$1,438.5	100.0%	$1,935.4	100.0%

(1) Includes sales of hardware bundles, in which physical hardware and digital or physical software are sold together as a single SKU.
(2) Includes mobile and consumer electronics sold through our Simply Mac branded stores. We divested our Simply Mac business in September 2019. Also includes sales of PC entertainment software, interactive game figures, strategy guides, mobile and consumer electronics sold through our video game brands, and revenues from PowerUp Pro loyalty members receiving Game Informer magazine in print form.

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	November 2, 2019		November 3, 2018
Gross Profit (in millions):	Gross Profit	Gross Profit Percent	Gross Profit	Gross Profit Percent

New video game hardware (1)	$21.3	11.3%	$36.5	10.5%
New video game software	111.8	23.0%	159.0	22.1%
Pre-owned and value video game products	147.1	42.7%	171.1	43.1%
Video game accessories	56.8	36.3%	65.0	36.0%
Digital	32.9	88.9%	42.4	93.4%
Collectibles	54.1	33.6%	57.8	37.4%
Other (2)	17.1	26.4%	26.4	30.0%

Total	$441.1	30.7%	$558.2	28.8%

(1) Includes sales of hardware bundles, in which physical hardware and digital or physical software are sold together as a single SKU.
(2) Includes mobile and consumer electronics sold through our Simply Mac branded stores. We divested our Simply Mac business in September 2019. Also includes sales of PC entertainment software, interactive game figures, strategy guides, mobile and consumer electronics sold through our video game brands, and revenues from PowerUp Pro loyalty members receiving Game Informer magazine in print form.

Non-GAAP results
The following table reconciles the Company's operating earnings, net income and earnings per share as presented in its unaudited consolidated statements of operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its adjusted operating earnings, net income and earnings per share. The diluted weighted-average shares outstanding used to calculated adjusted earnings per share may differ from GAAP weighted-average shares outstanding. Under GAAP, basic and diluted weighted-average shares outstanding are the same in periods where there is a net loss. The tax adjustments below for the 13 and 39 weeks ended November 2, 2019, include provisions for deferred tax valuation allowances and the tax effects of non-GAAP adjustments.

GameStop Corp.
Schedule III
(in millions, except per share data)
(unaudited)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Adjusted Operating (Loss) Earnings
Operating loss	$(45.6)	$(517.9)	$(474.8)	$(469.9)
Transformation costs	10.4	—	27.1	—
Business divestitures	1.3	—	1.3	—
Goodwill impairments	—	557.3	363.9	557.3
Property, equipment & other asset impairments	11.3	—	11.3	—
Intangible impairments	—	30.2	—	30.2
Severance and other	4.0	—	24.3	11.2
Adjusted operating (loss) earnings	$(18.6)	$69.6	$(46.9)	$128.8

Adjusted Net (Loss) Income
Net loss	$(83.4)	$(488.6)	$(491.9)	$(485.3)
(Loss) income from discontinued operations	(0.2)	18.3	(2.6)	41.0
Net loss from continuing operations	(83.2)	(506.9)	(489.3)	(526.3)
Transformation costs	10.4	—	27.1	—
Business divestitures	1.3	—	1.3	—
Goodwill impairments	—	557.3	363.9	557.3
Property, equipment & other asset impairments	11.3	—	11.3	—
Intangible Impairments	—	30.2	—	30.2
Severance and other	4.0	—	24.3	11.2
Tax adjustments	16.0	(30.6)	(3.3)	(32.1)
France tax audit/tax legislation	—	—	—	29.6
Adjusted net (loss) income	$(40.2)	$50.0	$(64.7)	$69.9

Adjusted (loss) earnings per share
Basic	$(0.49)	$0.49	$(0.68)	$0.69
Diluted	$(0.49)	$0.49	$(0.68)	$0.68

Number of shares used in adjusted calculation
Basic	82.1	102.2	94.8	102.0
Diluted	82.1	102.4	94.8	102.2

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com